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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                        THE MONARCH MACHINE TOOL COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

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

PRELIMINARY PROXY MATERIALS
[Monarch Logo]
The Monarch Machine Tool Company
2600 Kettering Tower
Dayton, Ohio 45423

August 2, 1999

Dear Shareholder,

Your Company will hold a Special Meeting of Shareholders on August 31, 1999. At the Special Meeting, you will vote on changing the Company's name.

There are important reasons for the name change. In July 1997 we sold the Sidney Lathe Division, which was the business upon which the Company was founded. In the last six months, we have taken two significant steps to build our coil processing business: the acquisition of GFG Corporation on December 31, 1998 and the acquisition of Herr-Voss on June 30, 1999. The Company is now the recognized market leader in specially-designed and highly-engineered manufacturing systems for the metal coil processing industry.

Your Company is committed to delivering world-class manufacturing systems and services to the metal coil processing industry. The Board believes changing the Company's name to "Genesis Worldwide Inc." reflects the transforming events of the last 24 months and the strong future prospects of the Company. We also intend to operate various business units under related names, such as GenSystems Inc., as described at page 4 of the accompanying Proxy Statement. After the name change, the Company will continue to use the "Monarch Machine Tool" name in connection with the operations of its current machine tool division in Cortland, New York.

Assuming you approve the new name, you and our customers will know us by the following:
                          Genesis Worldwide Inc. Logo

We ask that you promptly return the enclosed proxy. We thank you for your support.

Sincerely,

Richard E. Clemens
President and Chief Executive Officer

                                                     PRELIMINARY PROXY MATERIALS

                                                                  [Monarch Logo]

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date:     Tuesday, August 31, 1999

Time:     9:30 a.m., E.D.S.T.

Place:    Kettering Tower, 26th Floor
          Second and Main Streets
          Dayton, Ohio 45423

At the Special Meeting of Shareholders, the sole item of business will be to vote upon a proposal to amend the Company's Articles of Incorporation to change the Company's name to "Genesis Worldwide Inc."

Shareholders of record at the close of business on July 21, 1999 may vote at the meeting.

Your vote is important. Please fill out the enclosed proxy card and return it in the reply envelope.

By Order of the Board of Directors,

Richard E. Clemens
President and
Chief Executive Officer

August 2, 1999

                                                     PRELIMINARY PROXY MATERIALS

              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

THE MONARCH MACHINE TOOL COMPANY                                  August 2, 1999
2600 KETTERING TOWER
DAYTON, OHIO 45423

SOLICITATION AND VOTING OF PROXIES

The Board of Directors of The Monarch Machine Tool Company is sending you this Proxy Statement to solicit your proxy. If you give the Board your proxy, the proxy agents of the Board will vote your shares at the Special Meeting of Shareholders on August 31, 1999 (the "Special Meeting"), and any adjournment of the meeting. The proxy agents will vote your shares as you specify on the proxy card. If you do not specify how your shares should be voted, the proxy agents will vote your shares in favor of the name change.

You may revoke your proxy at any time before the proxy agents use it to vote on a matter. You may revoke your proxy in any one of three ways:

        - You may send in another proxy card with a later date.

        - You may notify the Company in writing before the Special Meeting that you have revoked your proxy.

        - You may vote in person at the Special Meeting.

The Company first mailed this Proxy Statement to shareholders on August 2, 1999.

VOTING SECURITIES AND RECORD DATE

You are entitled to notice of the Special Meeting and to vote at the meeting if you owned common shares or preferred shares of record at the close of business on July 21, 1999. For each share owned of record, you are entitled to one vote. On July 21, 1999, the Company had [4,282,817] Common Shares and [14,642] Series A Preferred Shares outstanding, which are the only outstanding voting securities.

QUORUM REQUIREMENT AND VOTING

A quorum of shareholders is necessary to hold a valid meeting. The holders of voting shares entitling them to exercise a majority of the voting power of the Company, in person or by proxy, shall constitute a quorum at the Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so. Abstentions and broker non-votes are essentially votes "against" the Proposal since adoption of the Proposal requires the affirmative vote of the holders of at least two-thirds of the Company's outstanding voting shares.

                                                     PRELIMINARY PROXY MATERIALS

                        SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information as of July 21, 1999 concerning common shares of the Company beneficially owned by each director, each executive officer, and directors and executive officers as a group.

----------------------------------------------------------------------------------------
                                                     NUMBER OF SHARES         PERCENT OF
                                                    BENEFICIALLY OWNED          VOTING
            INDIVIDUAL OR GROUP                      AS OF 7/21/99(1)           SHARES
----------------------------------------------------------------------------------------
  John A. Bertrand                                          2,762                  (2)
  Richard E. Clemens                                       40,926                  .9%
  Gerald L. Connelly                                        3,762                  (2)
  William A. Enouen                                         2,762                  (2)
  Waldemar M. Goulet                                        2,762                  (2)
  William R. Graber                                         2,762                  (2)
  David E. Lundeen                                         13,600                  (2)
  Joseph M. Rigot                                           6,000                  (2)
  Karl A. Frydryk                                           7,432                  (2)
  Frederick G. Sharp                                        7,952                  (2)
  Patrick M. Flaherty                                      26,436                  (2)
  Directors and Executive Officers as a
     Group (15 persons)                                   125,842                 2.9%
----------------------------------------------------------------------------------------

(1) Unless otherwise indicated, total voting power and total investment power are exercised by each individual and/or a member of his household. Shares which a person may acquire within 60 days of July 21, 1999 are treated as "beneficially owned" and the number of such shares included in the table for each person and the group were: Mr. Bertrand -- 1,000; Mr.
    Clemens -- 13,438; Mr. Connelly -- 1,000; Mr. Enouen -- 1,000; Mr.
    Goulet -- 1,000; Mr. Graber -- 1,000; Mr. Lundeen -- 1,000; Mr.
    Rigot -- 1,000 Mr. Frydryk -- 4,313; Mr. Sharp -- 5,469; Mr.
    Flaherty -- 3,125; and Directors and executive officers as a group -- 37,462.

(2) Less than 1%.

                                                     PRELIMINARY PROXY MATERIALS

                             PRINCIPAL SHAREHOLDERS

The only persons known by the Board of Directors of the Company to be beneficial owners of more than 5% of the outstanding common shares of the Company as of July 21, 1999 are listed in the following table:

---------------------------------------------------------------------------------------
                                                NUMBER OF COMMON
                                              SHARES BENEFICIALLY          PERCENT OF
           NAME AND ADDRESS                   OWNED AS OF 7/21/99         VOTING SHARES
---------------------------------------------------------------------------------------
  Dimensional Fund Advisors Inc.(1)                  255,261                      %
  1299 Ocean Avenue
  Santa Monica, CA 90401
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  Franklin Advisory Services, Inc.(2)                351,000                      %
  One Parker Plaza
  Sixteenth Floor
  Fort Lee, NJ 07024
---------------------------------------------------------------------------------------
  Greenway Group(3)                                  327,600                      %
  Park Avenue, 27th Floor
  New York, NY 10017
---------------------------------------------------------------------------------------

(1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has sole voting power and sole dispositive power with respect to the listed shares.

(2) Franklin Advisory Services, Inc., an investment adviser, has sole voting power and sole dispositive power with respect to the listed shares.

(3) A Schedule 13D was filed with the Securities and Exchange Commission on September 16, 1996 by the following persons or entities in which it was affirmed they were filing as members of a group (where shares are held directly by a member of the Group, it is so indicated in parenthesis):
    Greenway Partners, L.P. (100,500 shares), Greentree Partners, L.P. (42,100 shares), Greenhouse Partners, L.P., Greenhut, L.L.C., Greenbelt Corp. (150,000 shares), Greensea Offshore, L.P. (35,000 shares), Greenhut Overseas, L.L.C., Alfred D. Kingsley, and Gary K. Duberstein (the "Greenway Group"). Messrs. Kingsley and Duberstein have shared voting and shared dispositive power by virtue of various offices they hold with respect to all of the 327,600 shares owned by the Greenway Group.

                                                     PRELIMINARY PROXY MATERIALS

                  PROPOSED AMENDMENT TO CHANGE COMPANY'S NAME

At the Special Meeting, you will vote on adopting an amendment to the Company's Articles of Incorporation which, if adopted, would change the Company's name to "Genesis Worldwide Inc." Adoption of the amendment requires the affirmative vote of the holders of two-thirds of the outstanding voting shares of the Company. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT.

The Board of Directors believes the name "Genesis Worldwide Inc." reflects changes in the Company's business during the last 24 months and its commitment to providing world-class manufacturing systems and services to the metal coil processing industry worldwide.

Twenty-four months ago, the Company was primarily a manufacturer of machine tools, enduring continuing losses. Today the Company is the recognized market leader in specially-designed and highly-engineered manufacturing systems for the metal coil processing industry. The Company is now positioned to deliver revenue growth and strong profit performance. The milestones which marked this two-year transformation included:

        1. The hiring of a new President and Chief Executive Officer in 1997 and the building of a new management team in 1998 which included the hiring of six new executives;

        2. The sale of the Company's Sidney Lathe Division in July 1997, which stemmed losses, generated cash, and allowed the Company to focus on its higher-margin metal coil processing business;

        3. The purchase of GFG Corporation in December 1998, which enhanced the Company's position as a supplier of complete coil processing and coating lines to steel and aluminum mills, mini-mills and service centers; and

        4. The purchase of Herr-Voss Industries, Inc. on June 30, 1999, which doubled the size of the Company's metal coil processing business and established the Company as a recognized market leader in its industry.

On June 30, 1999, the date the Herr-Voss acquisition was completed, the Company stated that the integration of the two businesses would begin immediately. The Company announced that Stamco and Herr-Voss would operate as divisions of a new subsidiary to be named GenSystems Inc.," and the Company appointed the management team to lead the integration and growth of the combined businesses. After the name change, the Company will continue to manufacture vertical machining centers under the trade name "Monarch Machine Tools" at its Cortland, New York facility.

The Company intends to establish new-focused business units, such as GenSystems Inc., under the corporate umbrella of Genesis Worldwide Inc. For these reasons, the Board believed it was important to the Company to call this Special Meeting of Shareholders to vote on adopting the new name.

                                                     PRELIMINARY PROXY MATERIALS

At the meeting, shareholders will vote on adopting the following resolution:

          RESOLVED, that Article First of the Amended Articles of Incorporation of The Monarch Machine Tool Company be amended in its entirety to read as follows:

             "FIRST: The name of the corporation is GENESIS WORLDWIDE INC."

If the proposed amendment is adopted by shareholders, it is anticipated that the new name will become effective on September 1, 1999 and the Company's trading symbol on the New York Stock Exchange will change to "GWO". After the name change becomes effective, it is NOT necessary for shareholders to turn in their existing certificates for new stock certificates.

                             SHAREHOLDER PROPOSALS

If you intend to submit a proposal for inclusion in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders, the Company must receive the proposal at 2600 Kettering Tower, Dayton, Ohio 45423,
Attention: Secretary, on or before December 2, 1999. The 2000 Annual Meeting of Shareholders is presently scheduled to be held on May 3, 2000.

If any shareholder who intends to propose any other matter to be acted on at the 2000 Annual Meeting of Shareholders does not inform the Company of such matter by February 15, 2000, the persons named as proxies for the 2000 Annual Meeting of Shareholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for such meeting.

EXPENSES

All expenses in connection with this solicitation shall be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, directors and employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The
Company also expects to retain                , a proxy solicitation firm, to
assist in the solicitation of proxies at a cost which will not exceed
$            plus reasonable expenses.

By Order of the Board of Directors,

Richard E. Clemens
President and
Chief Executive Officer

August 2, 1999

                                                     PRELIMINARY PROXY MATERIALS

                        THE MONARCH MACHINE TOOL COMPANY

                                     PROXY

                Special Meeting of Shareholders, August 31, 1999

     KARL A. FRYDRYK and LEO E. DUGDALE III, and each of them, are hereby authorized to represent me at the Special Meeting of Shareholders of the Company to be held on August 31, 1999, and at any adjournment, and at the meeting to vote my shares on the following:

     1. Proposal to Amend Article First of the Articles of Incorporation of the Company to change the name of the Company to "Genesis Worldwide Inc.":

         ____ FOR

         ____ AGAINST

         ____ ABSTAIN

     2.  Upon any other business that may properly come before the meeting.

                          (continues on reverse side)
----------------------------------------------------------------------------

     It is understood that this Proxy will be voted as specified on the reverse side, and, where no choice is specified by the shareholder, the Proxy will be voted FOR item 1 changing the name of the Company.

     This Proxy is solicited on behalf of the Board of Directors of the Company.

                                             Dated: ____________________ , 1999

                                             __________________________________

                                             __________________________________

                                             Please sign your name as imprinted
                                             hereon, and, in the case of
                                             multiple or joint ownership, all
                                             should sign.